UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	April 29, 2009

ORION ENERGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1204 Pilgrim Road, Plymouth, Wisconsin 53073
(Address of principal executive offices, including zip code)
(920) 892-9340
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (a)        Not applicable.

        (b)        Not applicable.

        (c)        Not applicable.

        (d)        On April 29, 2009, the Board of Directors (the “Board”) of Orion Energy Systems, Inc. (the “Company”) appointed Mark C. Williamson as a Class II director of the Company with an initial term continuing until the 2009 annual meeting of shareholders. Mr. Williamson is a partner of Putnam Roby Williamson Communications of Madison, Wisconsin and specializes in energy utility matters, emphasizing infrastructure planning, permitting and construction.

        The Board has determined that Mr. Williamson is independent under the listing standards of the Nasdaq Global Market. Mr. Williamson has not yet been appointed to any committees of the Board.

        As a non-employee director, Mr. Williamson will receive the compensation paid to all non-employee directors of the Company in accordance with the Company’s Non-Employee Director Compensation Plan.

        There are no arrangements between Mr. Williamson and any other person pursuant to which Mr. Williamson was elected to serve as a director, nor are there any transactions in which the Company is a participant in which Mr. Williamson has a material interest.

        The Company’s press release issued on April 30, 2009 announcing Mr. Williamson’s appointment to the Board is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

        (a)        Not applicable.

        (b)        Not applicable.

        (c)        Not applicable.

        (d)       Exhibits. The following exhibit is being filed herewith:

(99.1) Press release dated April 30, 2009.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.
Date: April 30, 2009	By: /s/ Neal R. Verfuerth
Neal R. Verfuerth
President and Chief Executive Officer

ORION ENERGY SYSTEMS, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(99.1)	Press release dated April 30, 2009.

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